Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports Record

Third Quarter Fiscal 2008 Financial Results

Non-GAAP EPS is $0.93, versus ($0.62) Non-GAAP Net Loss a Year Ago

Top and Bottom Line Results Exceed High End of Guidance

New York, NY — September 4, 2008 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its third quarter ended July 31, 2008, which exceeded the Company’s previously issued guidance.

Net revenue for the third fiscal quarter was $433.8 million, compared to $206.4 million for the same quarter of fiscal 2007. Third quarter sales were led by the blockbuster Grand Theft Auto IV, as well as Top Spin 3 and Sid Meier’s Civilization® Revolution™.

Net income for the third quarter was $51.8 million or $0.67 per share, compared to a net loss of ($58.5) million or ($0.81) per share in the third quarter of fiscal 2007.

The third quarter results include $12.6 million in stock-based compensation expense ($0.16 per share); $5.4 million in professional fees and legal expenses, primarily related to Electronic Arts’ unsolicited tender offer ($0.07 per share); and $1.8 million in business reorganization costs ($0.02 per share). Results for the third quarter of 2007 included $10.8 million of business reorganization costs, legal expenses and other professional fees ($0.15 per share); as well as $2.8 million in stock-based compensation expense ($0.04 per share).

Non-GAAP net income was $71.5 million or $0.93 per share in the third quarter, compared to a net loss of ($44.9) million or ($0.62) per share in the third quarter of 2007.  (Please refer to Non-GAAP Financial Measures and reconciliation tables included later in this release for additional information and details on non-GAAP items.)

For the nine months ended July 31, 2008, net revenues were $1,214.1 million, compared to $689.2 million for the same period a year ago.  Net income for the first nine months of fiscal 2008 was $112.1 million or $1.48 per share, compared to a loss of ($131.3) million or ($1.83) for the 2007 period. Results for the first nine months of fiscal 2008 include $31.1 million in stock-based compensation expense ($0.41 per share); $10.7 million in professional fees and legal expenses, primarily related to Electronic Arts’ unsolicited tender offer ($0.14 per share); and $2.9 million in business reorganization costs ($0.04 per share). Results for the first nine months of fiscal 2007 included $34.3 million of business reorganization costs, legal expenses and other professional fees ($0.48 per share); as well as $12.6 million in stock-based compensation expense ($0.18 per share).

Non-GAAP net income was $156.6 million or $2.07 per share in the first nine months of 2008, compared to a net loss of ($84.4) million or ($1.18) per share in the comparable period of 2007.  (Please refer to Non-GAAP Financial Measures and reconciliation information included later in this release.)

Business Highlights

Among the significant recent business developments, Take-Two noted the following:

•                  Sales of Rockstar Games’ blockbuster Grand Theft Auto IV continued to exceed the Company’s expectations. Over 10 million units have been sold through to consumers as of August 16, 2008.

•                  Carnival Games™, a wholly owned and internally developed title for the Wii™ home video game system from Nintendo and Nintendo DS™, has shipped over 2 million units since its debut in late August 2007.  2K Play will be expanding the franchise with Carnival Games: Mini-Golf for the Wii in the fourth quarter of fiscal 2008.

•                  Gary Dale was named Chief Operating Officer of Take-Two, responsible for Take-Two’s publishing labels, sales activities, international expansion and business development initiatives.  He had previously served as Executive Vice President of Take-Two.

“Take-Two’s exceptionally robust third quarter results reflected our continuing efforts to build a diverse roster of outstanding entertainment software brands, supported by an increasingly productive and efficient business organization,” said Strauss Zelnick, Chairman of Take-Two.  “Thanks in particular to the creativity of our global development teams and their passion for producing great entertainment, we are benefiting from a portfolio that is the strongest in our Company’s history, as well as one of the most valuable in our industry.”

Ben Feder, Chief Executive Officer of Take-Two, noted, “I’m extremely pleased with our strong position heading into the holiday season.  Our world-class holiday portfolio includes Grand Theft Auto IV, Top Spin 3, Sid Meier’s Civilization Revolution, and Carnival Games, as well as upcoming hits such as Midnight Club: Los Angeles, BioShock for PLAYSTATION®3, and a range of sports titles.  Longer term, we’re sharply focused on bringing our popular products to new regions and new markets, as we continue to seek opportunities for profitable growth and enhanced stockholder value.”

Financial Guidance

Take-Two’s guidance for the fourth quarter and fiscal year ending October 31, 2008 is detailed below. The Company has increased its guidance for fiscal year 2008, while reducing its guidance for the fourth quarter, primarily due to the significantly better than expected third quarter results and shifts in the timing of certain product releases, the most significant of which are Midnight Club: Los Angeles and Midnight Club: LA Remix, which will now be released on October 21st and October 24th in North America and Europe, respectively.

	Revenue*	Non-GAAP EPS (a)(b)
Fourth quarter ending 10/31/2008	$285 to $335	$0.01 to $0.05
Fiscal year ending 10/31/2008	$1,500 to $1,550	$2.08 to $2.12

* In millions

(a) The Company’s non-GAAP EPS estimates for the fourth quarter and fiscal year ending October 31, 2008 exclude approximately $0.18 and $0.59 per share, respectively, of stock-based compensation expense; and approximately $0.03 and $0.21 per share, respectively, of professional fees and legal expenses related to unusual matters, including the Electronic Arts tender offer and the Company’s related review of strategic alternatives; as well as business reorganization costs. The Company’s stock-based compensation expense for the fourth quarter and fiscal 2008 reflects the cost of approximately 2 million stock options and 1.5 million shares issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(b) EPS estimates reflect tax expense primarily for international operations.

Key assumptions underlying the Company’s guidance include continued consumer acceptance of the Xbox 360® video game and entertainment system from Microsoft, PLAYSTATION®3 computer entertainment system and Wii™ home video game system from Nintendo; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on prior generation platforms; as well as the timely delivery of the titles detailed in this release.

Product Pipeline

The following titles shipped during the third quarter of fiscal 2008:

Title	Platform

Carnival Games™	DS
Don King Presents: Prizefighter	Xbox 360
MLB® Power Pros 2008	Wii, PS2
Sid Meier’s Civilization® Revolution™	Xbox 360, PS3, DS
Top Spin 3	Xbox 360, PS3, Wii, DS

The following titles are planned for release in the remainder of fiscal 2008:

Title	Platform

BioShock®	PS3
Carnival Games: Mini-Golf™	Wii
Dora the Explorer: Dora Saves the Snow Princess	Wii, PS2, DS
Go, Diego, Go!: Great Dinosaur Rescue	Wii, PS2, DS
Grand Theft Auto IV (Japanese edition)	Xbox 360, PS3
Midnight Club: Los Angeles	Xbox 360, PS3
Midnight Club: LA Remix	PSP
NBA® 2K9	Multiple platforms
NHL® 2K9	Multiple platforms
Sid Meier’s Civilization IV: Colonization™	Games for Windows®
The Wonder Pets!: Save the Animals	DS

Take-Two’s line up announced to date for fiscal 2009 includes the following titles:

Title	Platform

BioShock® 2	TBA

Borderlands™	Xbox 360, PS3, Games for Windows®
Champions Online™	TBA (MMOG)
Grand Theft Auto: IV	PC
Grand Theft Auto: Chinatown Wars	DS
Grand Theft Auto IV episodic content	Xbox 360
Mafia II	Multiple platforms
Major League Baseball® 2K9	Multiple platforms
MLB® Superstars	Wii
NBA® 2K10	Multiple platforms
NHL® 2K10	Multiple platforms

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP. They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Business reorganization, restructuring and related expenses

•                  Stock-based compensation

•                  Professional fees and expenses associated with unusual legal and other matters, including the Company’s strategic review process

•                  Income tax effects of the items listed above

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Business reorganization, restructuring and related expenses

In March 2007, the Company’s stockholders elected a new slate of members to Take-Two’s Board of Directors, who immediately removed the Company’s former President and Chief Executive Officer. Subsequently, the Company’s former Chief Financial Officer resigned.  As a result of these actions and the implementation of a business reorganization plan, the

Company incurred significant costs in the fiscal year ended October 31, 2007 to reduce headcount, relocate employees and consolidate sales and operational functions.

The Company recorded additional business reorganization costs in the three and nine months ended July 31, 2008, and expects that additional business reorganization, restructuring and related costs will be recorded in the remainder of the 2008 fiscal year. Such costs are expected to relate to severance, asset write-offs and associated professional fees.  The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization expenses from its non-GAAP financial measures.

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in their short and long-term operating plans.  The Company places greater emphasis on stockholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Professional fees and expenses associated with unusual legal and other matters, including the Company’s strategic review process

The Company has incurred significant legal, consulting and investment banking expenses related to the tender offer by Electronic Arts Inc. to acquire all of the Company’s outstanding shares, which was launched in March 2008 and expired in August 2008, and the Company’s related strategic review process. The Company expects to continue to incur expenses for professional fees related to its strategic review process until that process is completed. Additionally, the Company has realized significant legal and other professional fees associated with both the investigation of its historical stock option granting process and the Company’s responses to related governmental inquiries and civil lawsuits. One of management’s primary objectives is to bring conclusion to its outstanding legal matters.  The Company continues to incur expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc., is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC,  PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Microsoft, Windows, the Windows Vista Start button, Xbox, Xbox 360, Xbox LIVE, and the Xbox logos are trademarks of the Microsoft group of companies, and ‘Games for Windows’ and the Windows Vista Start button logo are used under license from Microsoft.

“PlayStation”, “PLAYSTATION”, and “PS” Family logo are registered trademarks of Sony Computer Entertainment Inc.

Wii and Nintendo DS are trademarks of Nintendo. © 2006 Nintendo.

Important Legal Information

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. In addition, the Company has announced it is currently evaluating its strategic alternatives. Further risks and uncertainties associated with the Company’s process to evaluate its strategic alternatives are as follows: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with the Company’s process to evaluate its strategic alternatives (including stockholder litigation relating to Electronic Arts Inc.’s tender offer to acquire the Company’s outstanding shares that expired on August 18, 2008) or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. This communication does not constitute an offer to sell or invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the Company’s process to evaluate its strategic alternatives or otherwise.

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